UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Foxx Development Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	87-4328187
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

15375 Barranca Parkway C106, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which the form relates: 333- 280613

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities of Foxx Development Holdings Inc. (the “Registrant”) being hereby registered is contained in the section entitled “Description of PubCo’s Securities after the Business Combination” in the prospectus/proxy statement contained in the registration statement on Form S-4 (File No. 333- 280613 ), originally filed with the Securities and Exchange Commission on June 28, 2024, as amended, (the “Registration Statement”), which is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

No exhibits are required to be filed as the securities being registered on this form (1) are being registered on an exchange on which no other securities of the Registrant are registered, and (2) are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Foxx Development Holdings Inc.

By:	/s/ Gregory Foley
	Name:	Gregory Foley
	Title:	Chief Executive Officer

Dated: September 25, 2024

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